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                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT, dated as of November 9, 1995, to that certain employment agreement, dated as of January 1, 1987, by and between JENERIC INDUSTRIES, INC. (the successor to which is JENERIC/PENTRON INCORPORATED), a Connecticut corporation (hereinafter referred to as the "Corporation") and GORDON S. COHEN (hereinafter referred to as the "Executive");

                              W I T N E S S E T H:

        WHEREAS, the Executive is currently employed by the Corporation pursuant to an employment agreement dated as of January 1, 1987 (the "Agreement") the extended term of which expires on December 31, 1996 (the "Term"); and
        WHEREAS, because of exceptional efforts and achievements by the Executive during the course of his employment, the Board of Directors of the Corporation has resolved to modify certain of the provisions of the Agreement; and
        WHEREAS, specifically, the Corporation desires to extend the Term, and the Executive desires that the Term be extended, on the provisions and conditions herein contained; and
        WHEREAS, in order to carry out the resolution of the Board of Directors, the Corporation and the Executive deem it necessary formally to make certain written amendments to the Agreement;
        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

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     1.  The Term of the Agreement is hereby extended to December 31, 2002.

     2.  Paragraph 11 of the Agreement is amended to provide:

          "Automobile. In addition to reimbursement of the Executive's expenses as set forth in Paragraph 6 hereof, the Corporation shall supply, at its expense, an automobile of Executive's choice for his use in rendering his services hereunder during the term of this Agreement, and after a reasonable period of use, a replacement thereof, together with a non-accountable automobile allowance in the amount of Three Thousand ($3,000.00) Dollars per year."


     3. Subsections (f) and (g), as amended, of Paragraph 2 of the Agreement are hereby amended as follows:

          "(f) In addition to the compensation provided for in subparagraphs (a) and (c) of paragraph 2 hereof, on each of the anniversary dates of this Agreement through and including January 1, 2002 (the "Anniversary Date" or "Anniversary Dates"), the Executive shall receive an option (the "Option") to acquire a bonus of up to 25,000 restricted shares of the common stock of Customedix Corporation ("Customedix") (the "Customedix Shares") exercisable at any time from the date of receipt of the Option through December 31, 2002. In order to exercise the Option to receive the Customedix Shares, the Executive shall give written notice to the Corporation and Customedix of his decision to accept all or a part of such shares no later than December 31, 2002, said notice to specify the number of Customedix Shares in the Option year as to which the Executive has exercised his Option. Within thirty
          (30) days after receipt of such written notice, Customedix shall cause to be issued the requested number of Customedix Shares to the Executive.

          (g) If the Executive fails to exercise any Option on or before December 31, 2002, such Option shall expire, and the Executive shall have no further rights to acquire any Customedix Shares pursuant to this Agreement or the Option."

     4. Subsections (h) and (i), as amended, of Paragraph 2 of the Agreement are hereby amended by having references in subparagraphs 2(h) and 2(i) to "CESI" mean
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Customedix and references to 1992 to mean 2002, and references to 1993 to mean
2003.

     5. In keeping with Paragraph 4 of the "Third Amendment to Employment Agreement", Paragraph 2 of the Agreement is hereby amended by adding subparagraph (j) as follows:

          "In addition to all other compensation provided to the Executive pursuant to this Paragraph 2 of this Agreement, the Executive shall receive for his services an additional annual bonus, not to exceed $150,000.00 annually, equal to two (2%) percent of gross sales by the Corporation, or its successors and/or assigns, of products in its Dental Products Division (more specifically described on Schedule 1 hereto) in excess of base gross sales of such products in the amount of $6,585,000.00, which bonus shall be paid commencing with respect to the 1996 fiscal year of the Corporation."

     IN WITNESS WHEREOF, the undersigned, individually, or by its duly authorized officer, have executed this Agreement as of the day and year first aforesaid.


                                        JENERIC/PENTRON INCORPORATED


                                        By /s/  Martin Schulman
                                          --------------------------------------


                                        /s/  Gordon S. Cohen
                                        ----------------------------------------
                                        Gordon S. Cohen
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                                   SCHEDULE 1

                            DENTAL PRODUCTS DIVISION

        Whether sold directly or through distributors, included are all products intended for use by dentists for the immediate treatment of patients. Products requiring laboratory intervention prior to use or delivery to patients are excluded; specifically excluded are casting metals, porcelains and ancillary products intended for utilization by dental laboratories whether or not purchased by dentists directly.